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                               SHARE CERTIFICATE

                         GLOBAL ONE ENTERPRISES LIMITED
                         [FOREIGN LANGUAGE CHARACTERS]
       (INCORPORATED IN HONG KONG UNDER THE COMPANIES ORDINANCE, CAP. 32)

   Authorised Capital: USD 1,200,000,000.00 divided into 1,200,000,000 shares of USD 1.00 each

   THIS IS TO CERTIFY THAT THE UNDERMENTIONED PARTY IS THE REGISTERED HOLDER
    OF THE STATED NUMBER OF FULLY PAID SHARES IN THE ABOVEMENTIONED COMPANY
         SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION THEREOF

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Name and Address
 of Shareholder
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No. of Shares                           Class of Shares

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Par Value

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Distinctive No.

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GIVEN UNDER THE COMMON SEAL OF THE COMPANY IN HONG KONG THIS ___________________

                                                                          [SEAL]

            The Common Seal is hereunto affixed in the presence of:-

Director___________________________        Director/Secretary___________________

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 NO TRANSFER OF ANY PORTION OF THE SHARES COMPRISED IN THIS CERTIFICATE CAN BE
               REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE.